Exhibit 10.23
ENVIRI II CORPORATION
NON-EMPLOYEE DIRECTOR COMPENSATION POLICY
Adopted by the Board as of [●] [●], 2026
Each member of the Board of Directors (the “Board”) of Enviri II Corporation (the “Company”), who is a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act (each such member, a “Non-Employee Director”) will be eligible to receive the compensation described in this Non-employee Director Compensation Policy (this “Policy”). Unless otherwise defined herein, capitalized terms used in this Policy will have the meanings given to such terms in the Company’s 2026 Omnibus Incentive Plan, as amended from time to time (the “Plan”).
This Policy will be effective as of the date that the Company begins trading on the New York Stock Exchange (the “Effective Date”). This Policy may be amended at any time in the sole discretion of the Board or Governance Committee of the Board (the “Committee”).
1.    Cash Compensation
Effective as of the Effective Date, each Non-Employee Director will be entitled to receive the following annual cash retainers for service on the Board:
Annual Board Service Retainer:
•All Non-employee Directors: $85,000
Annual Lead Director or Chair Service Retainer (in addition to Annual Board Service Retainer):
•Lead Director or Chair: $45,000
Annual Committee Chair Service Retainer (in lieu of Annual Committee Member Service Retainer):
•Chair of Audit Committee: $17,500
•Chair of Management Development and Compensation Committee: $17,500
•Chair of Governance Committee: $17,500
•Chair of Strategy Committee: $17,500
Annual Committee Member Service Retainer:
•Member of Audit Committee: $10,000
•Member of Management Development and Compensation Committee: $10,000
•Member of Governance Committee: $10,000
•Member of Strategy Committee: $10,000
The annual cash retainers above will be payable in equal quarterly installments in arrears promptly following the last business day of each fiscal quarter (each such date, a “Retainer Accrual Date”) in which the service occurred, prorated for any partial quarter of service (based on the number of days served in the applicable position divided by the total number of days in the quarter). All annual cash retainers will be vested upon payment.
In addition, for each Board or committee meeting held in a given year in excess of twice the number of regularly scheduled meetings established at the beginning of such year (or, in the case of the Strategy Committee, for each additional meeting after the eighth meeting of the year), the Non-Employee Director will receive a per meeting fee equal to $1,500 (for in-person/telephonic Board meetings and in-person committee meetings) or $750 (for telephonic committee meetings).

2.    Equity Compensation
Each Non-Employee Director will be entitled to receive the equity compensation set forth in this section.
All such equity compensation will be granted under the Plan. Shortly following each Annual Meeting of the Company’s stockholders (the “Annual Meeting”), or upon such other time as may be determined by the Board (including upon recommendation by the Committee), each person who is then a continuing Non-Employee Director will be granted an Award of Restricted Stock Units (each, an “Annual Award”) in respect of a number of shares of Common Stock with a grant date value equal to $130,000.
Any individual who becomes a Non-Employee Director after the date of the Annual Meeting shall be granted a prorated Annual Award in respect of a number of shares of Common Stock with a grant date value equal to $130,000 multiplied by a number that is equal to (a) the number of days remaining until the Company’s next Annual Meeting divided by (b) 365.
Each Annual Award will vest on the close of business on the first anniversary of the applicable grant date, subject to the Non-Employee Director’s Continuous Service through the applicable vesting date. The remaining terms and conditions of each Annual Award granted pursuant to this Policy will be as set forth in the Plan and the Award Agreement, as applicable, in the form or forms adopted from time to time by the Board.
3.    Deferral of Compensation
The Board may establish one or more programs to permit Non-Employee Directors the opportunity to elect to defer receipt of the compensation described in this Policy. The Board may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules, and procedures that the Board deems advisable for the administration of any such deferral program.
4.    Nonemployee Director Compensation Limit
Notwithstanding anything herein to the contrary, the cash compensation and equity compensation that each Non-Employee Director is entitled to receive under this Policy shall be subject to the limits set forth in Section 4.7 of the Plan.
5.    Ability to Decline Compensation
A Non-Employee Director may decline all or any portion of his or her compensation under this Policy by giving notice to the Company prior to the date such cash is earned or such equity awards are to be granted, as the case may be.
6.    Expenses
The Company will reimburse each Non-Employee Director for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board and committee meetings; provided, that the Non-Employee Director timely submits to the Company appropriate documentation substantiating such expenses in accordance with the Company’s travel and expense policy, as in effect from time to time.